UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 17, 2023

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	90-2099565
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1815 Rollins Road
Burlingame, California 94010
(Address of registrant’s principal executive offices, and zip code)
(864) 438-0000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PTRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 17, 2023, Proterra Inc (the “Company”) entered into a Waiver (the “Waiver”) with CSI Prodigy Holdco LP, CSI Prodigy Co-Investment LP, CS GP I LLC and CSI PRTA Co-Investment LP (collectively, the “Cowen Parties”) to that certain previously disclosed Note Purchase Agreement, dated as of August 4, 2020 (as amended), by and among Proterra Operating Company, Inc., as issuer (the “Issuer”), the Investors (as defined therein) from time to time party thereto, the Guarantors (as defined therein) from time to time party thereto and CSI GP I LLC, as collateral agent (the “Purchase Agreement”), and the senior secured convertible promissory notes issued with respect thereto (the “Notes”).

Pursuant to Section 7.1(k) of the Purchase Agreement, the Company is required to maintain Liquidity (as defined therein) as of the last day of each quarter of not less than the greater of (a) seventy-five million dollars and (b) an amount equal to the product of multiplying (i) the amount of Cash Burn (as defined therein) from operations for the three-month period ending on the end of such month by (ii) four (“Minimum Liquidity Covenant”), and pursuant to Section 7.1(a) of the Purchase Agreement, the Company is required to provide Investors (as defined therein) certain financial and other information with respect to each completed fiscal period (“Reporting Covenant”).

Pursuant to the Waiver, the Required Holders (as defined therein) have agreed to a limited waiver of (i) the Minimum Liquidity Covenant and the related obligations under Section 7.1(k) of the Purchase Agreement for the quarter ending December 31, 2022, and the related obligations under the Notes, requiring Liquidity of at least four times the Cash Burn defined in the Purchase Agreement and of the Reporting Covenant pursuant to Section 7.1(a) for specified fiscal period, and (ii) the Reporting Covenant under Section 7.1(a) of the Purchase Agreement and the related obligations under the Notes with respect to the fiscal periods ending March 31, 2021 through and including December 31, 2022. The Waiver provides for retroactive effect, such that, no default or event of default shall have occurred due to the Company’s or any Guarantor’s failure to observe or perform any covenant under the foregoing sections of the Purchase Agreement for the foregoing periods.

The description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Waiver Pursuant to the Note Purchase Agreement and Secured Convertible Promissory Notes, dated February 17, 2023, by and among Proterra Inc. and the Cowen Parties (as defined therein)
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2023

PROTERRA INC

By:	/s/ Karina F. Padilla
Name:	Karina F. Padilla
Title:	Chief Financial Officer